EXHIBIT 22

                   Subsidiaries of PAR Technology Corporation





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     Name                        State of Incorporation
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ParTech, Inc.                          New York

PAR Government Systems Corporation     New York

Rome Research Corporation              New York

PAR Vision Systems Corporation         New York

Transaction Control Industries, Inc.   Texas

PAR U.K. Corp.                         New York